Exhibit 10.41
                              EMPLOYMENT AGREEMENT


    This is an agreement (the "Agreement") between Ground Round Restaurants, Inc. (the "Company" or "Ground Round") a New York corporation with its principal place of business at 35 Braintree Hill Office Park, Braintree, Massachusetts and Daniel R. Scoggin (the "Employee"), with a business address of 35 Braintree Hill Office Park, Braintree, Massachusetts, effective as of July 21, 1995 (the "Effective Date").

    In consideration of the promises and mutual covenants contained herein, the parties agree as follows:

1.  Employment.
    -----------
    From and after the Effective Date, for and during the term, and subject to the further conditions of this Agreement, Employee shall be employed in the capacity of Chairman, President and Chief Executive Officer of Company and its affiliates and subsidiaries and perform all duties that may reasonably be required of him as Chairman, President and Chief Executive Officer or as may be assigned by the Board of Directors (the "Board") of the Company. Employee shall report to the Board and shall be subject to its discretion and control.

    The location for such employment shall be at the corporate offices of the Company.

    Employee shall devote substantially all of his business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and to the ethical discharge of his duties and responsibilities under this Agreement.
    Employee shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of employment, except for the following: serving as a member of the Board of Directors of any Company that Employee is, as of the Effective Date, acting in the capacity of Director; managing the personal business affairs of Employee; and as may otherwise be expressly approved in writing in advance by the Board.




2.  Term.
    -----
    Company shall employ Employee for a period commencing on the Effective Date and ending three (3) years from the Effective Date, unless Employee's employment is sooner terminated pursuant to the provisions of this Agreement, and provided that this Agreement shall continue for successive one-year terms unless at least ninety (90) days prior to the expiration of the original or any extended term either party shall advise the other in writing that it wishes to terminate this Agreement as of the end of the original or then extended term (the "Employment Period").
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3.  Compensation and Benefits.
    --------------------------

    (a)    Salary.
           -------
           During the Employment Period, the Company shall pay the Employee base salary at a rate of Three Hundred Fifty Thousand Dollars ($350,000.00) per year, prorated for any partial period. All base salary shall be payable in accordance with the payroll practices of the Company for its executives.

    (b)    Bonus.
           ------
           Employee shall be eligible to receive each year during the term of this Agreement commencing in the Company's 1996 fiscal year, and shall be paid within thirty (30) days of the annual audit of the Company, if the calculations mandate such payment, a bonus comprised of two components and which are based on audited figures. The first component of the bonus is based on the earnings before interest and taxes, excluding any profit or loss from the sale of restaurants or non-recurring items ("EBIT") shown on Ground Round's audited financial statements for the preceding fiscal year as filed with the Securities and Exchange Commission. The first component of the bonus will range from 0% to 80% of Employee's base salary for the preceding fiscal year and will be calculated as follows: (a) the Board shall determine a range of EBIT as part of the budget process (the bottom amount of the range being called the "Minimum EBIT" and the top amount of the range being called the "Maximum EBIT") with respect to which the first component of the bonus shall be payable;
           (b) when EBIT for such fiscal year has been determined ("Actual EBIT"), if the Actual EBIT exceeds the Minimum EBIT the Bonus shall equal the product of 80% of Employee's base salary for the preceding fiscal year times a fraction, the numerator of which shall be the difference between the lesser of the Actual EBIT or the Maximum EBIT and Minimum EBIT, the denominator of which shall be the difference between the Maximum EBIT and the Minimum EBIT.

           The second component of the bonus is based upon net cash provided by operating activities minus net cash used in investing activities ("Cash Flow"). For purposes of this paragraph, "net cash provided by operating activities" and "net cash used in investing activities" shall have the meaning as provided by generally accepted accounting principles, consistently applied by the Company. In the event of any dispute as to the computation of Cash Flow, the matter shall be referred to the Company's then independent certified accountants whose determination shall be final and binding.

           The second component will range from 0% to 20% of Employee's base salary for the preceding fiscal year and shall be calculated as follows: (a) the Board shall determine a range of Cash Flow as part of the budget process (the bottom amount of the range being called the "Minimum Cash Flow" and the top amount of the range being called the "Maximum Cash Flow") with respect to which the second component of the bonus shall be payable; (b) when actual Cash Flow for such fiscal year has been determined ("Actual Cash Flow"), if the Actual Cash Flow





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           exceeds the Minimum Cash Flow the Bonus shall equal the product of 20% of Employee's base salary for the preceding fiscal year times a fraction, the numerator of which shall be the difference between the lesser of the Actual Cash Flow or the Maximum Cash Flow and Minimum Cash Flow, the denominator of which shall be the
           difference between   the Maximum Cash Flow and the Minimum Cash
           Flow.

           The minimum and maximum ranges approved by the Board shall not be modified by the Board during any fiscal year after such approval.

           Notwithstanding the foregoing, no bonus shall be paid to Employee if, as a result of the inclusion of the bonus in Company's fiscal financial results, Company would have to report a net loss.

           Employee shall be entitled to a pro rata share of the bonus described in paragraph 3(b) if Employee dies, becomes disabled (as stated in paragraph 4(b)), is terminated without Cause by the Company prior to payment of any bonus only during that fiscal year in which the Employee dies, becomes disabled or is terminated without Cause. If Employee resigns (other than for reasons stated in paragraph 4(e)(i)(ii)(iii)(iv), not to include paragraph 4(e)(v)), or is terminated for Cause by the Company (as stated in paragraph 4(c)) prior to the payment of any bonus during a fiscal year, Employee shall not be entitled to such bonus. Any pro rata share of the bonus shall be determined by way of calculation, using the results for the entire fiscal year.

    (c)    Stock Options.
           --------------
           The Company shall grant to Employee, on the Effective Date, a stock option to purchase One Hundred Seventy-Five Thousand (175,000) shares of common stock of the Company in accordance with the terms of the Company's 1992 Equity Incentive Plan. The price at which shares of Common Stock may be purchased pursuant to the option shall be the closing price, as of the Effective Date, of a share of the Company's common stock as listed on NASDAQ. The option shall become exercisable in equal installments over a three-year period, with the first installment being exercisable on July 20, 1996.

           Promptly after the grant of the Option, the Company and Employee shall execute and deliver to each other a Stock Option Agreement evidencing the Option and the terms thereof (the "Stock Option Agreement"). It is understood and agreed that the Option shall be granted and governed in accordance with the terms of the Plan and the rules and regulations of the Securities and Exchange Commission.

    (d)    Benefits.
           ---------
           Except as otherwise provided herein, Employee shall be entitled to receive the fringe benefits normally provided by the Company to senior executives and in accordance with the terms of each Plan or document which controls such benefit





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    (including but not limited to life insurance coverage, medical and dental insurance, travel and accident insurance, participation in Company's non-qualified Deferred Compensation Plan, Executive Retirement Plan, stock options and other benefits during the term of this Agreement). Employee shall be entitled to the use of a company automobile in accordance with the Company's Automobile Policy, and which the Company shall insure and maintain, or to a car allowance which the Company shall insure in accordance with Company policy. The Company agrees to pay an annual membership fee to a country club in the Boston area for Employee's use.
    The Employee's participation shall be subject to the terms of the applicable plan documents, generally applicable company policies and appropriate discretion of the Board or any administrative committee contemplated by such plan. The Company shall pay reasonable legal fees incurred by Employee in reviewing this Agreement prior to execution.

    (e)    Vacation.
           ---------
           During the Employment Period, Employee shall be entitled to four (4) weeks of vacation per year, prorated for partial calendar years, to be taken at such times and intervals as mutually agreed by Company and Employee, subject to the reasonable business needs of the Company and in accordance with the terms of the Company's Vacation Policy.

    (f)    Relocation.
           -----------
           Employee shall be relocating to the Commonwealth of Massachusetts and Company agrees to reimburse Employee for reasonable and ordinary expenses which are covered under the Company's Employee Relocation Policy and in accordance with the terms of the Policy.

    (g)    Certain Expenses.
           -----------------
           The Company shall pay or reimburse the Employee for all reasonable, customary business expenses incurred or paid by the Employee in the performance of the duties and responsibilities of his position and to such reasonable substantiation and documentation as may be required by the Company.

4.  Termination of Employment.
    --------------------------
    (a)    Death.
           ------
           If the Employee dies during the Employment Period, the Company shall have no further obligations under this Agreement other than to pay to the Employee's estate Base Salary through the end of the calendar month of his death, any bonus payment as stated in paragraph 3(b), and any other compensation hereunder that has been earned in accordance with the applicable Company policy, but has not been paid.

    (b)    Disability.
           -----------




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           The Company may terminate the Employee's employment by written notice in the event that, for any reason, he becomes disabled, either physically or psychologically, and is unable to perform substantially all of his essential duties and responsibilities under this Agreement for One Hundred Eighty (180) days during any period of three hundred and sixty-five (365) consecutive days. In the event of such a termination, the Company shall have no further obligations under this Agreement other than to pay to the Employee Base Salary through the end of the calendar month of his termination, any bonus payment as stated in paragraph 3(b), and any other compensation hereunder that has been earned and in accordance with the applicable Company policy, but has not been paid.

           The Employee shall at the request of the Company, submit to a medical examination by a physician selected by the Company, to whom the Employee or his duly appointed guardian has no reasonable objection, to determine whether the Employee is disabled. Such determination shall be conclusive. If the Employee fails to submit to such medical examination, the Company's determination of the Employee's disability shall be conclusive.

           Paragraph 4(b) shall be interpreted and applied in accordance with the Americans with Disabilities Act, including but not limited to, the obligation to provide reasonable accommodations as specified under such Act.

    (c)    Termination by the Company for Cause.
           -------------------------------------
           The Company may terminate the Employee's employment hereunder for Cause at any time upon written notice setting forth in reasonable detail the nature of the Cause. The following, as determined by the Board in its reasonable judgment, will constitute Cause:

           (i) The Employee's failure to perform his duties and responsibilities to the Company; a breach of fiduciary duty; any willful misconduct by the Employee which injures the Company (monetarily or otherwise) or the Employee's gross negligence in the performance of his duties and responsibilities; or

           (ii) fraud, embezzlement or other dishonesty by the Employee with respect to the Company; or

           (iii) the Employee's conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude; or


           (iv)  any material breach of this Agreement.

           Employee shall have an opportunity to respond to the Board on any finding of Cause for termination, but only if Cause is found for failure to perform the duties and responsibilities, Employee shall have thirty (30) days to cure before any termination can occur.





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           Upon termination of the Employee's employment for Cause, the Company shall have no further obligations under this Agreement other than to pay to the Employee any Base Salary through the date of termination, and any other amounts that have been earned in accordance with the applicable Company policy, but has not been paid, but specifically excluding any bonus payment stated in paragraph 3(b).

    (d)    Termination by the Company Other Than for Cause
           -----------------------------------------------
           (Excluding Change of Control).
           ------------------------------

           The Company may (other than during a Change of Control time period as defined below), terminate the Employee's employment hereunder, other than for Cause, at any time upon written notice. In the event of such termination, the Company shall do the following:

           (i) Pay to the Employee within five (5) days of Employee's termination, a lump sum amount consisting of an amount equal to 2.99 times the higher of (a) current annual base salary or
                 (b) if base salary is hereafter increased, the highest annual base salary from time to time hereafter in effect. In addition, Employee will be entitled to receive any bonus payment due, in accordance with and provided by paragraph 3(b).

           (ii) Either continue to contribute to the cost of the Employee's participation in the Company's medical and life insurance arrangements during the remainder of the Employment Period or pay to him the present value of such cost in a lump sum, with the qualification that if Employee shall secure other employment, the Company's contribution to the medical and life insurance arrangements shall cease as of that time.

           (iii) Pay to Employee any other compensation hereunder that has been earned in accordance with the applicable Company policy, but has not been paid.

           The Company shall have no other obligations under this Agreement.

    (e)    Termination by the Executive (Excluding Change of Control).
           ----------------------------------------------------------
           (i) If the Employee terminates his employment during the Employment Period (other than during a Change of Control period as defined below) because the Company has breached this Agreement by failing to pay base salary in accordance with paragraph 3(a), failing to pay any bonus payment due in accordance with paragraph 3(b), reducing Employee's base salary below the amount in paragraph 3(a), or failing to pay other compensation due in accordance with applicable Company policy or document controlling such other compensation, the termination shall, for purposes of this Agreement, be treated as a





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                 termination by the Company other than for Cause and governed by paragraph 4(d). For failure to pay any bonus payment due or other compensation as stated in the previous sentence, the Employee shall notify the Company in writing of the specifics of such failure to pay and Company shall have ten (10) days to cure before being treated as a termination under the provisions of this paragraph.

           (ii) If, other than during a Change of Control time period as defined below, at any time the Employee is not re-elected to serve as both Chairman and Chief Executive Officer of the Company or is removed either as Chairman or Chief Executive Officer (specifically excluding the position of President), in each case other than for Cause, as defined in Paragraph 4(c), or the Company assigns to Employee any duties that are materially inconsistent with Employee's position, then the termination shall, for purposes of this Agreement, be treated as a termination by the Company other than for Cause and governed by paragraph 4(d). As an illustration and not a limitation, if Employee is re-elected as Chief Executive Officer but not Chairman, Employee may treat such action as a termination without Cause, as governed by paragraph 4(d). As a second illustration and not a limitation, if Employee is removed as Chairman but not removed as Chief Executive Officer, Employee may treat such action as a termination without Cause, as governed by paragraph 4(b).

           (iii) If other than during a Change of Control time period as defined below, the Company requires Employee to be based at any office or location more than fifty (50) miles from the location at which Employee is employed on the Effective Date, except for travel reasonably required in the performance of Employee's responsibilities, or the Company requires Employee to move his principal residence more than fifty (50) miles from the location of Employee's principal residence from the Effective Date (specifically excluding the Employee moving his principal residence from Florida to the Commonwealth of Massachusetts on a one-time basis after the Effective Date), then such event shall for purposes of this Agreement, be treated as a termination by the Company other than for Cause and governed by paragraph 4(d).


           (iv) Other than during a Change of Control time period, any action taken or suffered by the Company following the Effective Date (such as, without limitation, transfer or encumbrance of assets or incurring of indebtedness) which materially impairs the ability of the Company to make any payments due or which may become due to Employee under this Agreement, then such event shall for purposes of this Agreement, be treated as a termination by the Company other than for Cause and





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                 governed by paragraph 4(d).

           (v) If, other than during a Change of Control time period as defined below, the Employee terminates his employment with the Company for any other reason, in addition to its other rights and remedies, the Company shall have no further obligations under this Agreement other than to pay to the Employee any Base Salary through the date of termination and any other amounts that have been earned but not paid, but specifically excluding any bonus payment as stated in paragraph 3(b).

    (f)    Stock Options.
           --------------
           Upon termination, death or disability, as such terms are defined in paragraph 4, the Employee's rights with respect to any stock options then held shall be governed by the Plan(s) and/or any applicable documents under which such options were awarded.

    (g)    Severance.
           ----------
           Upon termination, death or disability, Employee shall not be entitled to receive any severance payments under the Company's Severance Pay Plan.





    (h)    Deferred Compensation.
           ----------------------
           Upon termination, death or disability, the Company will distribute the entire amount credited to Employee's account under the Company's non-qualified Deferred Compensation Plan, subject to the terms and conditions of such Plan.

    (i)    Life Insurance.
           ---------------
           Upon termination without Cause or upon disability, the Company shall allow Employee to convert from a group life insurance policy to an individual life insurance policy, within applicable policy time frames, at Employee's cost, and if the Company's insurance carrier allows such assignment.

    (j)    Mitigation.
           -----------
           Under paragraphs 4(d) and 4(e)(i)(ii)(iii)(iv), the Employee shall not be required to mitigate the amount of any payments received by the Employee from Company, by seeking other employment or otherwise, nor shall any amount provided for in paragraphs 4(d) and 4(e)(i)(ii)(iii)(iv) be reduced by any compensation earned by Employee as a result of employment by another employer after termination. The Company's obligation to make any payment provided for in paragraphs 4(d) and





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           4(e)(i)(ii)(iii)(iv) and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which it might have against Employee or others.

5.  Change of Control.
    ------------------
    The following provisions of this paragraph 5 shall apply only in event of a Change of Control.

    (a) In the event of a Change of Control as defined below and in consideration of Employee's continued employment with the Company, the Company will pay Employee as termination compensation, a lump sum amount, determined as provided below, in the event that within twenty-four (24) months after a Change of Control of the Company has occurred (i) Employee terminates employment with the Company for Good Reason, as defined below, within ninety (90) days after the event which constitutes Good Reason or (ii) Employee's employment with the Company is terminated by the Company for any reason other than Cause, death or disability (disability being defined as in paragraph 4(b)). The lump sum compensation so payable (hereinafter referred to as the "Severance Payment") shall be an amount equal to the product of 2.99 times the Employee's current annual base salary and, if Employee's base salary is hereafter increased, the Employee's highest annual base salary from time to time hereafter in effect. In addition to the Severance Payment, the Company shall pay any bonus due in accordance with paragraph 3(b), and such bonus shall be pro rated only for that fiscal year that the Change of Control occurs. The Severance Payment and any bonus payment earned in accordance with paragraph 3(b) shall be paid to Employee within five (5) days after the date of termination of Employee's employment (hereinafter referred to as the "Termination Date") and all other amounts, if any, to be paid to Employee pursuant to a Change of Control shall also be paid by Company within five (5) days of the Termination Date (hereinafter referred to as the "Payment Date"), unless the applicable plan or document governing the other amounts, if any, states otherwise.

     (b)   In addition:

           (i) Any compensation and other amounts previously deferred by Employee, including amounts under the Company's Deferred Compensation Plan, together with accrued interest thereon, if any, to which Employee is entitled, and any accrued vacation pay not yet paid by the Company, shall be paid to Employee on the Payment Date.

           (ii) All other amounts accrued or earned by Employee through the Payment Date and amounts otherwise then owing under the Company's plans and policies, excluding payment(s) due under the Company's Severance Pay





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                 Plan (which Employee shall not participate in) shall be paid to Employee on the Payment Date, other than benefits due to Employee under any qualified plan(s) of the Company, which benefits shall be paid in accordance with the terms of such plan(s).

           (iii) The Company shall pay all reasonable legal fees and expenses incurred by Employee in seeking to obtain or enforce any right or benefit provided by a Change of Control, regardless of the outcome thereof, but specifically excluding legal representation for initiation of a lawsuit and representation thereafter.

           (iv) The Company shall maintain in full force and effect, for the continued benefit of Employee and/or Employee's family for two years after the Termination Date, all employee welfare benefit plans (including, without limitation, medical and dental insurance plans, disability and life insurance plans and car allowance programs) in which Employee was entitled to participate immediately prior to the Change of Control, provided that Employee's continued participation is possible under the general terms and provisions of such plans and programs. In the event that Employee's participation in any such plan or program is barred, the Company shall arrange to provide Employee with benefits substantially similar to those which Employee is entitled to receive under such plans and programs or at the Company's election, pay Employee in cash an equivalent amount. At the end of the period of coverage, Employee shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Company and relating specifically to Employee.

           (v) All outstanding stock options which Employee holds shall vest immediately upon a Change of Control.


    (c)    For purposes of this Agreement:

           (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           (ii)  A "Change of Control" shall be deemed to have taken place if
                 (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, (b) the stockholders of the Company shall have approved (i) a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or





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                 consolidated company's then outstanding voting securities, or
                 (ii) a sale of all or substantially all of the assets of the Company, or (c) as the result of a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination of the foregoing transactions
                 (a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or of any parent of or successor to the Company immediately after the Transaction occurs.

           (iii) "Cause" is defined in paragraph 4(c) of this Agreement and shall also be applicable to the Change of Control section.


    (d)    "Good Reason" means:

           (i) The assignment to Employee of any duties materially inconsistent in any respect with Employee's position of Chairman and Chief Executive Officer (subject to the provisions of paragraph 4(e)(ii)) of the Company (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect on the date of the Change of Control, or any other action by the Company which results in a dimunition in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice from Employee;

           (ii) Any reduction of Employee's base salary or the failure by the Company to provide Employee with an incentive compensation program, welfare benefits, retirement benefits and other benefits which in the aggregate are no less favorable than the benefits to which Employee was entitled prior to the Change of Control;

           (iii) The Company's requiring Employee to be based at any office or location more than fifty (50) miles from the location at which Employee is employed on the date of the Change of Control, except for travel reasonably required in the performance of Employee's responsibilities, or the Company's requiring Employee to move his principal residence more than fifty (50) miles from the location of Employee's principal residence at which Employee resides on the date of the Change of Control (specifically excluding the Employee moving his principal residence from Florida to the Commonwealth of Massachusetts on a one-time basis after the Effective Date of this Agreement); or





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           (iv)  Any action taken or suffered by the Company as of or following the Change of Control which shall cause the Company to have the inability to make any payments due or which may become due to Employee under this Agreement.

           For purposes of this Agreement, any good faith determination of "Good Reason" made by Employee shall be conclusive.

    (e)    (i)   Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to Employee or for his benefit
                 (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a
                 "Payment"), would be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Internal
                 Revenue Code of 1986, as amended (the "Code"), then the aggregate present value of amounts payable or distributable to Employee or for his benefit pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of
                 Section 280G of the Code.  For purposes of paragraphs
                 5(e)(i)(ii)(iii), present value shall be determined in accordance with Section 280G(d)(4) of the Code.

           (ii) All determinations required to be made under paragraphs 5(e)(i)(ii)(iii) shall be made by the Company's then independent certified accountants, which shall provide detailed supporting calculations both to the Company and Employee within fifteen (15) business days of the Termination Date, or such earlier time as is requested by the Company, and a written opinion to Employee at Employer's cost that Employee has substantial authority not to report any Excise
                 Tax on Employee's federal income tax return with respect to the Payments. Any such determination by the Company's then independent certified accountants shall be binding upon the Company and Employee. Employee shall determine which and how much of the Payments shall be eliminated or reduced consistent with the requirements of paragraphs 5(e)(i)(ii)(iii), provided that, if Employee does not make such determination within ten business days of the receipt of the calculations made by the Company's then independent certified accountants, the Company shall elect which and how much of the Payments shall be eliminated or reduced consistent with the requirements of paragraphs 5(e)(i)(ii)(iii) and shall notify Employee promptly of such election. Within five business days thereafter, the Company shall pay to or distribute to





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
                 Employee or for Employee's benefit such amounts as are then due to Employee under this Agreement. For purposes of paragraphs 5(e)(i)(ii)(iii), "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax.

           (iii) As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Company's then certified independent accountants hereunder, it is possible that Payments will have been made by the Company which should not have been made ("Overpayment") or that additional Payments which will not have been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Company's then certified independent accountants, based upon the assertion of a deficiency by the Internal Revenue Service against Employee which the Company's then certified independent accountants believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to Employee or for Employee's benefit shall be treated for all purposes as a loan ab initio to Employee which Employee shall repay to the Company together with interest at the applicable federal rate provided for in
                 Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by Employee to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which Employee is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Company's then certified independent accountants, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to Employee or for Employee's benefit together with interest at the applicable federal rate provided for in
                 Section 7872(f)(2) of the Code.

    (f) Employee shall not be required to mitigate the amount of any Payment provided for in this paragraph 5 by seeking other employment or otherwise, nor shall the amount of any Payment provided for in this paragraph 5 be reduced by any compensation earned by Employee as the result of employment by another employer after the Termination
           Date, or otherwise. The Company's obligation to make the Payments provided for in this paragraph 5 and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which it may have against Employee or others.

    (g) The failure by Employee to set forth in any notice of termination of employment any fact or circumstances which contributes to a showing of Good Reason shall not waive any of Employee's rights hereunder or preclude Employee from asserting such fact or circumstance in enforcing Employee's rights hereunder.

    (h) If a Change of Control occurs, the terms and provisions of paragraph 5 of this Agreement governing the payments to be made shall control in lieu of any provisions elsewhere in the Employment Agreement.

    (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform according to this paragraph 5 in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this paragraph 5, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

    (k) Nothing in this paragraph 5 shall prevent or limit Employee from any continuing or future participation in any benefit, incentive or other plan or program (excluding the Company's Severance Pay Plan) provided by the Company and for which Employee may qualify. Amounts which are vested benefits or which Employee is otherwise entitled to receive under any plan or program of the Company at or subsequent to any Change of Control shall be payable in accordance with such plan or program.




6.  D & O Liability Insurance.
    --------------------------
    The Employee shall be covered, both in his capacity as an officer and in his capacity as a director of the Company, under the Company's directors and officers liability insurance policy. The cost of such coverage shall be borne by the Company.

7.  Nondisclosure.
    --------------
    During the Employment Period, the Employee may become aware of information which is nonpublic, confidential or proprietary in nature with respect to the Company or with respect to other companies, persons, entities, ventures or business opportunities in which the Company has, or, if it were disclosed to the Company, the Company might have, an interest ("Confidential Information"). During the Employment Period and thereafter, all Confidential Information will be kept strictly confidential by the Employee and the Employee shall not: (a) copy, reproduce, distribute or disclose any Confidential Information to any third party except in the course of his employment by the Company; (b) use any Confidential Information for any purpose other than in connection with his employment by the Company; or (c) use any Confidential Information in any way that is detrimental to the Company.

    Confidential Information shall not include information which the Employee can demonstrate:

    (a) is or becomes generally available to the public other than by breach by the Employee of his agreement herein; (b) is required to be disclosed by the Employee after due notice to the Company, pursuant to obligations under law, regulation or court order; or (c) was prior to the Effective Date, or thereafter becomes, known to the Employee on a nonconfidential basis.

    Upon termination of the Employee's employment, he shall immediately return at Company's expense or destroy on request of Company's Counsel all Confidential Information, including all notes, copies, reproductions, summaries, analyses, or extracts thereof, then in his possession. Such return or destruction shall not abrogate the continuing obligations of the Employee under this Agreement.

    In the event that the Employee is requested or required (by interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, he shall provide the Company with prompt written notice so that it may seek a protective order or other appropriate remedy. In the event such protection or other remedy is not obtained, the Employee shall furnish only that portion of the Confidential Information which he is advised by counsel agreed to by Company and Employee, at Company's expense, is legally required and shall exercise best efforts to obtain assurance that confidential treatment will be accorded to such Confidential Information, but in no event shall Employee be required to withhold such Confidential Information if incarceration of Employee may result.

    The Employee agrees that until the expiration of two (2) years from the date of termination of his employment by the Company, regardless of the reason for termination, he will not without the prior written approval of the Company (i) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities, assets or property of the Company or any of its subsidiaries, whether such agreement or proposal is with the Employee or with a third party, other than shares of common stock he is entitled to acquire under the terms of this Agreement or the Stock Option Plan or Equity Incentive Plan, or by inheritance, (ii) propose to enter into, directly or indirectly, any merger or other business combination involving the Company or any of its subsidiaries, (iii) make, or in any way participate, directly or indirectly, in any "solicitation" or "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company or any of its subsidiaries, (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any voting securities of the Company or any of its subsidiaries, (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing or (vii) advise, encourage, provide assistance (including financial assistance) to or hold discussions with any other persons in connection with any of the foregoing. Employee may vote any stock owned by Employee, either directly or indirectly, in any manner Employee chooses, as long as such voting right does not violate any securities laws.

    The Employee hereby acknowledges that he is aware that the securities laws prohibit any person who has material, nonpublic information concerning the Company from purchasing or selling securities of the Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities.


    The obligations of the Employee stated in this paragraph shall, except where expressly limited as to time, continue without limit as to time and without regard to the employment status of the Employee.

8.  Non-Compete Provision.
    ----------------------
    Upon termination of this Agreement for any reason, Employee agrees that he will not, for a period of two (2) years following any such termination, either directly or indirectly, as a director, officer, employee, agent, consultant, or owner, in whole or in part, engage in any related activities which are competitive with the Company's (or its subsidiaries) full-service restaurant operations within geographic proximity to the Company operations or its subsidiaries. Employee acknowledges that the remedy at law available to the Employer and its subsidiaries for a breach or threatened breach of this paragraph would be inadequate and, therefore, Employee agrees that in addition to any remedies at law, in the event of any such breach or threatened breach, the Employer and/or its subsidiaries shall be entitled to obtain equitable relief or injunctive relief to enforce the provisions of this paragraph. Ownership of less than five (5%) percent of any class of publicly-traded securities shall not be deemed a breach of this paragraph.

9.  Company Employees.
    ------------------
    Employee agrees that during the term of the employment hereunder and for a period of two (2) years thereafter, regardless of the reason employment with the Company has terminated, Employee will not, directly or indirectly, cause or induce any employee of the Company or of any of its subsidiaries to leave the employ of the Company or such subsidiary in order to compete with the Company or its subsidiaries or hire any such employee. Any violation of this provision, or the provisions of paragraphs 7 or 8, will entitle the Company to cease making payments and providing any benefits under this Agreement.

10. Payments.
    ---------
    The Company shall have the right to cause all payments pursuant to this Agreement to be made by The Ground Round, Inc. ("TGRI") and to cause TGRI to provide all benefits required hereunder, which benefits shall be those normally provided by TGRI to senior executives of TGRI or the Company.



11. Withholding.
    ------------
    All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to withheld by the Company under applicable law.

12. Assignment.
    -----------
    Except as provided in this paragraph, neither the Company nor the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other. The Company may without the consent of the Employee assign its rights and obligations under this Agreement to any wholly-owned subsidiary of the Company or to any corporation or other business entity into which the Company has merged or with which it has consolidated or which has acquired substantially all of the Company's assets, provided that no such assignment shall relieve the Company of its obligations under this Agreement. This Agreement shall inure to the benefit of and be binding upon the Company and the Employee, their respective successors, executors, administrators, heirs and permitted assigns.

13. Conflicting Agreement.
    ----------------------
    The Employee hereby represents and warrants that the execution of this Agreement and the performance of the obligations hereunder will not breach or be in conflict with any other agreement to which Employee is a party or is bound and that Employee is not now subject to any covenants against competition or similar covenants that would affect the performance of Employee's obligations hereunder.

14. Entire Agreement.
    -----------------
    This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements, representations and understandings, written or oral, express or implied, with respect to the terms and conditions of the Employee's employment.


15. Amendment.
    ----------
    This Agreement may be amended or modified only by a written instrument signed by the Employee and by such officer as may be specifically designated and authorized by the Board.


16. Governing Law.
    --------------
    This is a Massachusetts contract and shall be construed and enforced under and be governed in all respects by the law of the Commonwealth of Massachusetts without regard to principles of conflicts of laws.

17. Notice.
    -------
    For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopied (receipt acknowledged) or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to Company shall be directed to the attention of the Board with a copy to the Secretary of Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

18. Validity.
    ---------
    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time. The provisions of paragraphs 7, 8 and 9 shall survive the termination or expiration of this Agreement regardless of the reasons therefor. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


    IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Employee, as of the date first above written.


                              GROUND ROUND RESTAURANTS, INC.



                              By:   /s/ Michael R. Jorgensen
                                 ----------------------------
                                  Michael R. Jorgensen
                                  Senior Vice President



                                  DANIEL R. SCOGGIN

                                    /s/ Daniel R. Scoggin
                                 ----------------------------




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